UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2026

Target Corporation
(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Nicollet Mall,	Minneapolis,	Minnesota	55403
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (612) 304-6073

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0833 per share	TGT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Michael J. Fiddelke was appointed as Target’s next Chief Executive Officer and a member of the Board, effective February 1, 2026. On January 31, 2026, Mr. Fiddelke’s compensation was set in connection with that appointment. Mr. Fiddelke will receive an annual base salary of $1.30 million, will be eligible for an annual cash incentive under Target’s Short-Term Incentive Plan with a target incentive opportunity of 200% of base salary, and will be granted stock-based awards under Target’s 2020 Long-Term Incentive Plan with a target payout value of $12.1 million. The stock-based awards will be granted in March 2026 on terms consistent with the prior annual awards granted to Mr. Fiddelke (in his previous capacity as Chief Operating Officer) and Target’s other leadership team members. Mr. Fiddelke will also remain eligible for benefits under Target’s Income Continuation Plan and other benefits available to members of Target’s leadership team. Mr. Fiddelke will be an “at-will” employee of Target and will have no specified term as Chief Executive Officer.

Also as previously disclosed, effective February 1, 2026, Brian C. Cornell stepped down from his position as Chief Executive Officer and will continue to serve as Target’s Executive Chair of the Board. In connection with this transition, Target and Mr. Cornell entered into a letter agreement on February 2, 2026 pursuant to which he will receive an annual base salary of $1.12 million and will be eligible for a fiscal year 2026 annual cash incentive under Target’s Short-Term Incentive Plan with a target incentive opportunity of 200% of base salary. In March 2026, Mr. Cornell will be granted an award of restricted stock units under Target’s 2020 Long-Term Incentive Plan with a present value of $6.0 million. Mr. Cornell’s equity awards granted prior to the effective date will continue to vest in accordance with the terms of such awards. Mr. Cornell will no longer be entitled to severance under Target’s Income Continuation Plan. During his term of employment, he will also remain eligible for benefits on the same terms as other members of Target’s leadership team. Mr. Cornell will be an “at-will” employee of Target and is anticipated to serve as executive chair or special advisor until March 13, 2027.

The foregoing description of the letter agreement is qualified in its entirety by reference to the full text of the letter agreement and the restricted stock unit agreement, copies of which will be filed as exhibits to Target’s Annual Report on Form 10-K for the fiscal year ending January 31, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION

Date: February 5, 2026	By:	/s/ Melissa K. Kremer
Name: Melissa K. Kremer
Title: Executive Vice President and Chief Human Resources Officer